Exhibit 4.1

REGISTERED	REGISTERED

NO. FXR-	MEDIUM-TERM NOTE, SERIES F (Fixed Rate)	PRINCIPAL AMOUNT: $

CUSIP: 25468PCZ7 ISIN: US25468PCZ71 Common Code: 107455370

Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, New York, New York (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment is made to Cede & Co. or such other entity as requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

ORIGINAL ISSUE DATE: June 2, 2014	INTEREST RATE: 0.875% per annum
MATURITY DATE: May 30, 2017	EARLIEST REDEMPTION DATE: June 2, 2014
ORIGINAL ISSUE PRICE: 99.820% REGULAR RECORD DATES: May 15 or November 15, as the case may be, immediately preceding the applicable Interest Payment Date

INTEREST PAYMENT DATES: Each May 30 and November 30, commencing November 30, 2014

REDEMPTION PRICE: See paragraphs 9 and 16 below.

ADDITIONAL AMOUNTS: This Note is subject to the payment of Additional Amounts. See paragraphs 12 through 16 below.

Date:  June 2, 2014

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

THE WALT DISNEY COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Amount specified above on the Maturity Date specified above and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for, semiannually in arrears, commencing with the first Interest Payment Date next succeeding the Original Issue Date and thereafter on the Interest Payment Dates specified above and at Maturity, at the Interest Rate per annum set forth above until the principal hereof is paid or made available for payment; provided, however, that if the Original Issue Date of this Note is between a Regular Record Date specified above and the related Interest Payment Date, the first payment of interest on this Note will be made on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. Interest payments for this Note will include interest accrued to but excluding the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date set forth above (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable at Maturity shall be payable to the Person to whom principal shall be payable. If any Interest Payment Date or Maturity with respect to this Note falls on a day that is not a Business Day, the payment due on such Interest Payment Date or at Maturity will be made on the following day that is a Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.  Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.  Except as otherwise provided in the Indenture, any interest not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) will forthwith cease to be payable to the Holder on the Regular Record Date with respect to such Interest Payment Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as defined below), notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose, initially designated to be the Corporate Trust Office of the Trustee in Los Angeles, California, and at such additional offices or agencies as the Company may designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payments of interest on this Note (other than at Maturity) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities or by wire transfer of immediately available funds to the account of the Holder of this Note if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable payment date. Notwithstanding the foregoing, the Company will make payments of interest on any Interest Payment Date other than the Maturity Date to each registered Holder of $10,000,000 (or, if the payment currency is other than United States dollars, the equivalent thereof in the particular payment currency) or more in aggregate principal amount of definitive Notes (whether having identical or different terms and provisions) by wire transfer of immediately available funds if the applicable registered Holder has delivered appropriate wire transfer instructions in writing to the Trustee not less than 15 days prior to the particular Interest Payment Date.  Any wire transfer instructions received by the Trustee shall remain in effect until revoked by the applicable registered Holder.

Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed co-authenticating agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Securities of the Company (which term includes any successor corporation under the Indenture hereinafter referred to) issued and to be issued pursuant to such Indenture. This

Security is one of a series designated by the Company as its Medium-Term Notes, Series F (the “Notes”). The Indenture does not limit the aggregate principal amount of the Securities.

The Company issued this Note pursuant to an Indenture, dated as of September 24, 2001 (herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association, a national banking association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

The Notes are issuable as Registered Securities, without coupons, in denominations of $2,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor and terms of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at any office or agency described below where Notes may be presented for registration of transfer.

The Company may from time to time, without the consent of existing Note Holders, issue additional Notes (“Additional Notes”) having the same terms and conditions (including maturity and interest payment terms) as previously issued Notes in all respects, except for issue date, issue price and the first payment of interest.  Additional Notes issued in this manner will be fungible with the previously issued Notes to the extent specified in the applicable Pricing Supplement.

This Note may not be redeemed prior to the Earliest Redemption Date set forth above. If no Earliest Redemption Date is so set forth, this Note is not redeemable prior to the Maturity Date. This Note is redeemable at any time on or after the Earliest Redemption Date set forth above at the option of the Company, in whole or from time to time in part, upon not less than 30 nor more than 60 days’ notice mailed to the registered Holder hereof, at the Redemption Price set forth in the next succeeding paragraph. Notwithstanding the foregoing, in the event this Note is subject to the payment of Additional Amounts (as defined below) as specified above, then this Note may be redeemed, in whole but not in part, on the terms and subject to the conditions set forth below regarding Additional Amounts.

This Note may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time prior to Stated Maturity, at a Redemption Price equal to the greater of the following amounts:

(1)           100% of the principal amount of this Note to be redeemed; or

(2)           as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal of and interest on this Note to be redeemed (not including any portion of any payments of interest accrued to the applicable Redemption Date) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 5 basis points, plus, in the case of both clauses (1) and (2) above, accrued and unpaid interest on the principal amount of this Note being redeemed to such Redemption Date.

Notwithstanding the foregoing, installments of interest on this Note whose Stated Maturity is on or prior to a Redemption Date for this Note will be payable to the Holder of this Note (or one or more Predecessor Securities) of record at the close of business on the relevant Regular Record Dates referred to above, all as provided in the Indenture.  The following terms shall have the meanings set forth below:

“Treasury Rate” means, with respect to any Redemption Date for this Note, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Treasury Rate will be calculated on the third business day preceding the applicable Redemption Date.  As used in the preceding sentence and in the definition of “Reference Treasury Dealer Quotation” below, the term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

“Comparable Treasury Issue” means, with respect to any Redemption Date for this Note, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of this Note that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Note.

“Comparable Treasury Price” means, with respect to any Redemption Date for this Note, (i) if the Independent Investment Banker obtains five Reference Treasury Dealer Quotations for that Redemption Date, the average of those Reference Treasury Dealer Quotations after excluding the highest and lowest of those Reference Treasury Dealer Quotations, (ii) if the Independent Investment Banker obtains fewer than five but more than one such Reference Treasury Dealer Quotations, the average of all of those quotations, or (iii) if the Independent Investment Banker obtains only one such Reference Treasury Dealer Quotation, such quotation.

“Independent Investment Banker” means one of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC and their respective successors appointed by the Company to act as the Independent Investment Banker from time to time, or if any such firm is unwilling or unable to serve in that capacity, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means, with respect to any Redemption Date for this Note, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC and a Primary Treasury Dealer (as defined below) selected by Wells Fargo Securities, LLC and their respective successors; provided that, if any such firm ceases to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date for this Note, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding that Redemption Date.

Unless the Company defaults in payment of the Redemption Price, interest on this Note or portion hereof called for redemption will cease to accrue on the applicable Redemption Date.

All payments of principal and interest with respect to this Note will be made without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by the United States or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof).

If a withholding or deduction at source is required, in the event this Note is subject to payment of Additional Amounts as specified above, the Company will, subject to certain exceptions and limitations set forth below, pay to the Holder hereof who is a United States Alien (as defined below), as additional interest, such amounts (“Additional Amounts”) as may be necessary in order that every net payment on this Note (including payment of the principal of and interest on this Note) by the Company or a Paying Agent, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the

United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in this Note to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to:

(a)           any tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such Holder or beneficial owner of this Note (or between a fiduciary, settlor or beneficiary of, or a Person holding a power over, such Holder, if such Holder is an estate or a trust, or a member or shareholder of such Holder, if such Holder is a partnership or corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, Person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as a resident thereof or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein or (ii) such Holder’s or beneficial owner’s past or present status, as applicable (under prior or current law), as a personal holding company, foreign personal holding company, foreign private foundation or other foreign tax-exempt organization with respect to the United States, passive foreign investment company or controlled foreign corporation for United States tax purposes or corporation that accumulates earnings to avoid United States Federal income tax;

(b)           any estate, inheritance, gift, excise, sales, transfer, wealth or personal property tax or any similar tax, assessment or other governmental charge;

(c)           any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of this Note for payment more than 10 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

(d)           any tax, assessment or other governmental charge that is payable otherwise than by withholding from a payment on this Note;

(e)           any tax, assessment or other governmental charge required to be withheld by any Paying Agent from a payment on this  Note, if such payment could be made without such withholding by any other Paying Agent;

(f)            any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with applicable certification, information, documentation, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Note if such compliance is required by statute or regulation of the United States or by an applicable tax treaty to which the United States is a party as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(g)           any tax, assessment or other governmental charge imposed on a Holder that actually or constructively owns 10 percent or more of the combined voting power of all classes of the Company’s stock or that is a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(h)           any withholding or deduction imposed on a payment to an individual where such withholding or deduction is required to be made pursuant to Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of 26th — 27th November, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(i)            any combination of items (a), (b), (c), (d), (e), (f), (g) and (h);

nor shall Additional Amounts be paid with respect to a payment on this Note to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to Additional

Amounts (or payment of Additional Amounts would not have been necessary) had such beneficiary, settlor, member or beneficial owner been the Holder of this Note.

Notwithstanding anything to the contrary in the preceding paragraph, the Company, the Trustee and any Person making payments on behalf of the Company, shall be entitled to deduct and withhold as required, and shall not be required to pay any Additional Amounts with respect to any such withholding or deduction imposed on or in respect of this Note, pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (commonly referred to as “FATCA”), any treaty, law, regulation or other official guidance enacted by any jurisdiction implementing FATCA, any agreement between the Company or any other Person and the United States or any jurisdiction implementing FATCA, or any law implementing an intergovernmental approach to FATCA.

As used in this Note, “United States Alien” means any Person that, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust, and “United States” means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (including of any political subdivision or taxing authority thereof or therein), or any change in the official application (including a ruling by a court of competent jurisdiction in the United States) or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the Original Issue Date of this Note, the Company becomes or will become obligated to pay Additional Amounts on this Note, on any other Notes with the same Original Issue Date, Stated Maturity and other terms as this Note or on any Additional Notes, if any, with the same Stated Maturity and other terms (other than Original Issue Date, issue price and first payment of interest) as this Note as described above, or (b) any act is taken by a taxing authority of the United States (including of any political subdivision or taxing authority thereof or therein) on or after the Original Issue Date of this Note, whether or not such act is taken with respect to the Company or any affiliate, that results in a substantial likelihood that the Company will or may be required to pay such Additional Amounts on this Note, on any other Notes with the same Original Issue Date, Stated Maturity and other terms as this Note or on any Additional Notes, if any, with the same Stated Maturity and other terms (other than Original Issue Date, issue price and first payment of interest) as this Note, then the Company may, at its option, redeem, as a whole, but not in part, this Note and all other Notes with the same Original Issue Date, Stated Maturity and other terms as this Note and all Additional Notes, if any, with the same Stated Maturity and other terms (other than Original Issue Date, issue price and first payment of interest) as this Note, on not less than 30 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of the principal amount of such Notes, together with interest, if any, accrued thereon to the date fixed for redemption; provided that the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the Notes or any action that would entail a material cost to the Company. No redemption pursuant to (b) above may be made unless the Company shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States (including of any political subdivision or taxing authority thereof or therein) results in a substantial likelihood that it will or may be required to pay Additional Amounts described above and the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion the Company is entitled to redeem such Notes pursuant to their terms.  Notwithstanding the foregoing, installments of interest on this Note whose Stated Maturity is on or prior to the Redemption Date of this Note will be payable to the Holder of this Note (or one or more Predecessor Securities) of record at the close of business on the relevant Regular Record Date, all as provided in the Indenture.

All notices of redemption shall state the Redemption Date, the Redemption Price, if fewer than all the outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of Notes to be redeemed, that on the Redemption Date the Redemption Price will become due and payable upon each Note, or portion thereof, to be redeemed, that interest on each Note, or portion thereof, called for redemption will cease to accrue on and including the Redemption Date and the place or places where Notes may be surrendered for redemption. However, payment of the Redemption Price, together with accrued interest to but excluding the Redemption Date, for a Note for which a redemption notice has been delivered is conditioned upon delivery of such

Note (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) to the office or agency of the Company maintained for that purpose, initially designated to be the Corporate Trust Office of the Trustee in Los Angeles, California, and at such additional offices or agencies as the Company may designate, at any time (whether prior to, on or after the Redemption Date) after delivery of the redemption notice.  Payment of the Redemption Price for the Note (or portion thereof to be redeemed), together with accrued interest to the Redemption Date, will be made on the later of the Redemption Date or promptly following the time of delivery of the Note.  If fewer than all of this Note, all other Notes with the same Original Issue Date, Interest Rate, Stated Maturity and other terms as this Note and all Additional Notes, if any, with the same Stated Maturity, Interest Rate and other terms (other than Original Issue Date, issue price and first payment of interest) as this Note are to be redeemed at any time, selection of such Notes and Additional Notes, if any, for redemption will be made by the Trustee by such method as the Trustee shall deem fair and appropriate.  If this Note is to be redeemed in part, this Note must be redeemed in a minimum principal amount of $2,000 or a multiple of $1,000 in principal amount in excess thereof; provided that the unredeemed portion of this Note must be an authorized denomination.

In the event of redemption of this Note in part only, a new Note or Notes of like tenor and terms for the aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of this Note so surrendered will be issued in the name of the Holder hereof upon the cancellation hereof.

For all purposes of this Note and the Indenture, unless the context otherwise requires, all provisions relating to the redemption by the Company of Notes shall relate, in the case of any Notes redeemed or to be redeemed by the Company only in part, to the portion of the principal amount of such Notes which has been or is to be so redeemed.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared or, in certain cases, automatically may become, due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of the Securities. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and the rights of Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or, subject to the provisions for satisfaction and discharge in Article Eight of the Indenture, of the Indenture, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Notes is registrable in the register of Securities, upon surrender of a Note for registration of transfer at the office or agency of the Company maintained for that purpose, initially designated to be the Corporate Trust Office of the Trustee in Los Angeles, California, and at such additional offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor and terms, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made by the Company, the Trustee or the Registrar for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to Sections 2.11, 3.6, 9.5 or 10.3 of the Indenture, not involving any transfer).

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, including without limitation, §§ 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Law Rule 327(b).

All undefined terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.  References herein to the “principal” of any Notes mean the principal thereof plus premium, if any.

[signature page follows]

IN WITNESS WHEREOF, The Walt Disney Company has caused this Note to be signed by the signature or facsimile signature of its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents, or its Treasurer or any Assistant Treasurer and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof, and its corporate seal or a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

(SEAL)	THE WALT DISNEY COMPANY

By:
Name:
Title:

Attest:

Name:
Title:

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM as tenants in common	UNIF GIFT MIN ACT Custodian
(Cust.) (Minor)
TEN ENT as tenants by the entireties
Under Uniform Gifts to Minors Act
JT TEN as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Employer

Identification Number of Assignee

               —               —

Please Print or Typewrite Name and Address

Including Postal Zip Code of Assignee

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                                                                                                     attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
Signature

NOTICE:                                            The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.